EXHIBIT 23.1


                                                                A Partnership of
                                                      Incorporated Professionals
DAVIDSON & COMPANY=========Chartered Accountants================================










                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Pawnbroker.com, Inc. of our report dated November 2, 1999, which is incorporated in the Registration Statement on Form 10 of Pawnbroker.com, Inc. as filed with the Securities and Exchange Commission on November 3, 1999.








                                                         /s/ Davidson & Company
Vancouver, Canada                                         Chartered Accountants
June 13, 2000



                   A Member of Accounting Group International
                   ==========================================

     Suite 1200, Stock Exchange Tower, 609 Granville Street, P.O. Box 10372,
                Pacific Centre, Vancouver, B.C., Canada V7Y 1G6
                Telephone (604) 687-0947   Fax (604) 687-6172